Exhibit 10.1

2004 Stock Option Grant Terms and Conditions - U. S. Employees

Pursuant to the Brunswick Corporation 2003 Stock Incentive Plan (the “Plan”)

Purpose	To promote Brunswick’s long term financial interests and growth.
Stock Option Grant

Right to purchase a stated number of common shares of Brunswick at a stated price (subject to adjustment for changes in capitalization and similar changes as provided in the Plan) for a term of up to ten years.

Exercise Price	$ Closing price as reported for the New York Stock Exchange — Composite Transactions on date of grant.
Grant Date	February 10, 2004
Vesting

Options vest and become exercisable the earlier of:

•  One-fourth of the total shares granted on each of the first, second, third, and fourth anniversaries following grant, so long as you continue to be employed by Brunswick or its designated affiliates on each such anniversary,

•  Termination due to death, permanent disability (as defined below), or if age and years of service equals 65 or more at termination, or

•  A Change in Control (as defined in the Plan).

Notice of Option Exercise

To exercise an option, or any part of an option, give written notice to Shareholder Services (at the address noted below) specifying:

•  Date of exercise,

•  Number of shares to be purchased,

•  Method of option price payment,

•  Method of tax payment,

•  How purchased shares should be registered — in your name only or jointly with one individual, and

•  Where purchased shares should be delivered.

Option Exercise Payment / Tax Withholding

On exercise, the purchase price and resulting tax withholding liability (to meet required FICA, federal, state, and local withholding) can be paid in any combination of the following:

•  Cash or check,

•  “Exchange” of shares of Brunswick common stock owned for at least six months prior to exercise with a total market value equal to or greater than the option exercise price and minimum tax withholding liability,

•  “Cashless Exercise” - simultaneous exercise and sale through brokerage firm designated by Brunswick,* or

•  By tendering option shares (reducing the number of shares actually delivered through the exercise of an option) — to cover minimum tax withholding liability only.*

*  Involves a “sale” of stock.  Trading stock based on insider information is prohibited.  Contact the Corporate Legal Department if you have any questions before you exercise an option.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

2004 Stock Option Grant Terms and Conditions

Brunswick Corporation - U. S. Employees

Pursuant to the Brunswick Corporation 2003 Stock Incentive Plan (the “Plan”) . . .

Option Term

Stock options not exercised will be cancelled the earlier of:

•  Ten years from date of grant, or

•  Based on termination of employment in the following instances:

•  Five years after termination due to death, permanent disability (as defined below), or if age and years of service equal 65 or more at the time of termination,

•  Two years after termination following a Change in Control (as defined in the Plan),

•  One year after involuntary termination without cause (for example, reductions-in-force or reorganization), or if your employer ceases to be a subsidiary of
Brunswick, unless the Committee provides otherwise,

•  30 days after voluntary termination by you, or

•  Last day of employment if involuntarily terminated for cause (willful misconduct in the performance of your duties).

Transferability

Stock option rights may not be transferred, except as approved by the Human Resource and Compensation Committee of the Brunswick’s Board of Directors (the “Committee”) or by Brunswick’s Board of Directors.

Additional Terms and Conditions

Stock option grants are subject to the terms of the Plan.  To the extent any provision herein conflicts with the Plan, the Plan shall govern.

The Committee administers the Plan.  The Committee may interpret the Plan and adopt, amend and rescind administrative guidelines and other rules as deemed appropriate.  Committee determinations are binding.

Permanent disability means the inability, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.

The Plan may be amended, suspended or terminated at any time.

The Plan will be governed by the laws of the State of Illinois, without regard to the conflict of law provisions of any jurisdiction.

Nothing contained in these Terms and Conditions or the Plan constitutes or is intended to create a contract of continued employment.  Employment is at-will and may be terminated by either the employee or Brunswick (including its affiliates) for any reason at any time.

Questions should be directed to Shareholder Services at (847) 735-4294 or write:

Shareholder Services

Brunswick Corporation

1 N. Field Court

Lake Forest, Illinois 60045-4811